Cohen Fund Audit Services, Ltd. 800 Westpoint Pkwy., Suite 1100 Westlake, OH 44145-1524 www.cohenfund.corn	440.835.8500 440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-14, of our report dated October 30, 2009, relating to the financial statements and financial highlights of Archer Balanced Fund, a series of the Unified Series Trust, which appear in the August 31, 2009 Annual Report to Shareholders.

COHEN FUND AUDIT SERVICES, LTD. Westlake, Ohio

April 22, 2010